UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive information statement

GULF WEST SECURITY NETWORK, INC.

(Name of Registrant as Specified in Its Charter)

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GULF WEST SECURITY NETWORK, INC.

2618 San Miguel, Suite 203

Newport Beach, CA 92660

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Gulf West Security Network, Inc., fka NuLife Sciences, Inc., a Nevada corporation, in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect (i) a merger of the Company with Gulf West Security Network, Inc., a Louisiana corporation (the “Merger”); (ii) a reverse split of our outstanding shares (“Reverse Split”); and (iii) an amendment and restatement of our Articles of Incorporation (“Restatement”) to change the name of the Company to Gulf West Security Network, Inc. The foregoing actions have been ratified by our board of directors, by written consent on August 9, 2018 with respect to the Merger, and September 5, 2018 with respect to the Reverse Split and Restatement, and the written consent of an aggregate of 23,571,577 shares of common stock, which amount represents 52.19% of our voting common stock. Holders of Series A Preferred Stock unanimously voted to waive their voting rights with respect to the Merger, Reverse Split and Restatement. We anticipate that a copy of this Definitive Information Statement will be mailed to our shareholders as of the date this Information Statement is filed definitive. We have attached a copy of the Restatement to this Information Statement for your reference.

The Reverse Split and Restatement was effected as of September 5, 2018 but, under federal securities laws, is not effective until at least 20 days after the mailing of this Information Statement.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Merger, Reverse Split and the Restatement were not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Merger, Reverse Split and the Restatement. The elimination of the need for a special meeting of stockholders to approve the Merger, Reverse Split and the Restatement is made possible by Section 78.320 of Nevada Revised Statutes (the “NRS”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the NRS, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Merger, Reverse Split and the Restatement. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Merger, Reverse Split and the Restatement be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on August 9, 2018, and September 5, 2018 respectively (the “Record Dates”). As of the Record Dates, we had outstanding:

(i)	45,182,247 shares of common stock; and
(ii)	742,500 shares of Series A Preferred Stock, which, though they are entitled to vote with holders of the Company’s common stock on all matters which common stockholders may vote, holders of the Series A Preferred Stock unanimously waived their right to vote on the Merger, Reverse Split and Restatement.

The transfer agent for our common stock is Direct Transfer, LLC, 500 Perimeter Park Drive Suite D, Morrisville, NC 27560.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Merger, Reverse Split and Restatement. The persons that have consented to the Merger, Reverse Split and the Restatement hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Merger, Reverse Split and the Restatement.

MERGER

On August 9, 2018, the Board of Directors of the Company through its wholly-owned subsidiary NuLife Acquisition Corp. (“NuLife Sub”) approved and executed an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), to become effective at such time as the Articles of Merger have been filed with the Secretary of State of the State of Louisiana (the “Effective Time”), and after the satisfaction or waiver by the parties thereto of the conditions set forth in Article VI of the Merger Agreement. Pursuant to the terms of the Merger Agreement, and in exchange for all one hundred (100) issued and outstanding shares of LJR Security Services, Inc. (“LJR”), LJR will receive one thousand (1,000) shares of series D senior convertible preferred stock, par value $.001 per share (the “Series D Preferred Stock”) of the Company, convertible into fifty million two hundred thirty-nine thousand five hundred forty-one (50,239,541) shares of common stock of the Company. In addition, the LJR shareholder will receive one share of series C super-voting preferred stock of NuLife which grants the holder 50.1% of the votes of NuLife at all times. At the Effective Time, LJR will become a wholly-owned subsidiary of the Company.

LJR and its wholly-owned subsidiary Gulf West Security Network, Inc., a Louisiana corporation (“Gulf West”) are active in the engineering, design, installation, remote monitoring and after-market servicing of electronic intrusion alert and fire detection systems for homes and businesses (the “alarm industry”). Both LJR and Gulf West are based in Lafayette, LA, and are owned by Mr. Louis J. Resweber, a long-time veteran of the alarm industry, who has also previously served as a Corporate Officer, Board Member and Executive Consultant to a number of NYSE and NASDAQ-listed public companies over the past 35 years see Item 5.02 below.

REVERSE STOCK SPLIT

On September 5, 2018, our board of directors and the holders of a majority in interest of our voting capital stock approved a 1-for-10 reverse split of our common shares (“Reverse Split”).

As a result of the Reverse Split, each shareholder of record as of September 5, 2018, will receive one (1) share of common stock for each ten (10) shares of common stock they held prior to the Reverse Split, provided however, that fractions of a share shall be rounded up to the nearest whole share.

Our board of directors believes that the Reverse Split is advisable and in the best interests of the Company and its stockholders to allow the Company to execute new business plan and position itself to raise additional investment capital, if needed.

RESTATEMENT OF ARTICLES OF INCORPORATION

We are amending and restating our Articles of Incorporation in its entirety to change the name of the Company. The Restatement will be identical to our existing Articles of Incorporation except that the name of the Company will be changed to Gulf West Security Network, Inc. Our authorized shares of common stock, Preferred Stock and the par value of the stock will remain unchanged.

These changes to our Articles of Incorporation will not adversely affect stockholders. We have attached a copy of the Restatement to this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 9, 2018 and September 5, 2018 by (i) each of our directors, (ii) each of our executive officers, (iii) each person who is known by us to own beneficially more than 5% of our common stock and (iv) all directors and officers as a group. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 2618 San Miguel, Suite 203, Newport Beach, CA 92660 and each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Please read the footnotes to the table carefully.

	Amount and Nature of Beneficial Ownership
Name	Sole Voting and Investment Power	Options Exercisable Within 60 Days	Other Beneficial Ownership	Total(1)	Percent of Class Outstanding(2)
Sean Clarke(3)	500,000	—	—	500,000	1.1%
Fred Luke(4)	1,321,577	—	—	1,321,577	2.92%
Derek Cahill	21,750,000	—	—	21,750,000	48.14%
All current directors and executive officers as a group (2 persons)	1,821,577	—	—	1,821,577	4.03%

____________________

* Indicates less than one percent.

(1)	The calculation of total beneficial ownership for each person in the table above is based upon the number of shares of common stock beneficially owned by such person, together with any options, warrants, rights, or conversion privileges held by such person that are currently exercisable or exercisable within 60 days of the date of this prospectus.
(2)	Based on 45,182,247 shares of our common stock outstanding as of August 9, 2018 and September 5, 2018 respectively. Excludes votes of the Company’s Series A Preferred Stock, which votes were unanimously waived with respect to the Merger, Reverse Split and Restatement.
(3)	Secretary and member of the Board of Directors.
(4)	President of the Company.

NO DISSENTER’S RIGHTS

Under the NRS, stockholders are not entitled to dissenter’s rights of appraisal with respect to the restatement of our Articles of Incorporation.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Merger, Reverse Split or the Restatement.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 2618 San Miguel, Suite 203, Newport Beach, CA, 92660, or by calling us at (949) 973-0684. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Sean Clarke

Sean Clarke

Secretary

September 21, 2018